ENTERGY CORPORATION AND SUBSIDIARIES   Exhibit 2
		CONSOLIDATED STATEMENT OF INCOME
	 For the Three Months Ended March 31, 2000
			 (Unaudited)

        (In Thousands)

         OPERATING REVENUES
Domestic electric                          $1,352,896
Natural gas                                    45,881
Competitive businesses                        412,715
                                           ----------
TOTAL                                       1,811,492
                                           ----------

         OPERATING EXPENSES
Operating and Maintenance:
   Fuel, fuel-related expenses, and
     gas purchased for resale                 497,754
   Purchased power                            369,544
   Nuclear refueling outage expenses           18,557
   Other operation and maintenance            377,410
Decommissioning                                10,938
Taxes other than income taxes                  79,618
Depreciation and amortization                 178,276
Other regulatory credits
                                             (14,605)
Amortization of rate deferrals                  7,396
                                           ----------
TOTAL                                       1,524,888
                                           ----------

OPERATING INCOME                              286,604
                                           ----------

            OTHER INCOME
Allowance for equity funds used
   during construction                           7695
Gain on sale of assets - net                      517
Miscellaneous - net                            28,982
                                           ----------
TOTAL                                          37,194
                                           ----------

     INTEREST AND OTHER CHARGES
Interest on long-term debt                    113,659
Other interest - net                           20,283
Distributions on preferred
securities of subsidiaries                      4,709
Allowance for borrowed funds used
   during construction                        (6,088)
                                           ----------
TOTAL                                         132,563
                                           ----------

INCOME BEFORE INCOME TAXES                    191,235

Income taxes                                   82,825
                                           ----------

CONSOLIDATED NET INCOME                       108,410

Preferred dividend requirements and
   other                                        9,550
                                           ----------

EARNINGS APPLICABLE TO
COMMON STOCK                                  $98,860
                                           ==========

        ENTERGY CORPORATION AND SUBSIDIARIES
            CONSOLIDATED BALANCE SHEET    Exhibit 2
                       ASSETS
                   March 31, 2000
                    (Unaudited)

                   (In Thousands)


                   CURRENT ASSETS
Cash and cash equivalents:
   Cash                                                      $113,365
   Temporary cash investments - at cost,
    which approximates market                               1,566,629
   Special deposits                                             6,102
                                                          ------------
       Total cash and cash equivalents                      1,686,096
                                                          ------------
Notes receivable                                                3,635
Accounts receivable:
  Customer                                                    257,729
  Allowance for doubtful accounts                             (9,507)
  Other                                                       234,947
  Accrued unbilled revenues                                   274,202
                                                          -----------
       Total receivables                                      757,371
                                                          ------------
Deferred fuel costs                                           208,035
Fuel inventory - at average cost                              117,633
Materials and supplies - at average cost                      393,726
Rate deferrals                                                 27,450
Deferred nuclear refueling outage costs                        47,180
Prepayments and other                                          91,248
                                                          ------------
TOTAL                                                       3,332,374

           OTHER PROPERTY AND INVESTMENTS
Investment in subsidiary companies - at equity                    214
Decommissioning trust funds                                 1,247,408
Non-utility property - at cost (less accumulated
  depreciation)                                               321,984
Non-regulated investments                                     246,240
Other - at cost (less accumulated depreciation)                17,480
                                                          ------------
TOTAL                                                       1,833,326
                                                          ------------
                   UTILITY PLANT
Electric                                                   23,237,556
Plant acquisition adjustment                                  402,863
Property under capital lease                                  774,184
Natural gas                                                   187,632
Construction work in progress                               1,769,202
Nuclear fuel under capital lease                              268,220
Nuclear fuel                                                  110,910
                                                          ------------
TOTAL UTILITY PLANT                                        26,750,567
Less - accumulated depreciation and amortization           11,080,253
                                                          ------------
UTILITY PLANT - NET                                        15,670,314
                                                          ------------
          DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
    Rate deferrals                                             12,130
    SFAS 109 regulatory asset - net                         1,044,438
    Unamortized loss on reacquired debt                       197,092
    Other regulatory assets                                   665,179
Long-term receivables                                          31,625
Other                                                         575,749
                                                          ------------
TOTAL                                                       2,526,213
                                                          ------------
TOTAL ASSETS                                              $23,362,227
                                                          ============

        ENTERGY CORPORATION AND SUBSIDIARIES
             CONSOLIDATED BALANCE SHEET
                       ASSETS
                   March 31, 2000
                    (Unaudited)

                   (In Thousands)


                CURRENT LIABILITIES
Currently maturing long-term debt                            $175,408
Notes payable                                                 350,716
Accounts payable                                              591,132
Customer deposits                                             166,931
Taxes accrued                                                 495,418
Accumulated deferred income taxes                              59,853
Nuclear refueling outage costs                                  9,246
Interest accrued                                              102,687
Co-owner advances                                               3,420
Obligations under capital leases                              176,530
Other                                                         155,292
                                                          ------------
TOTAL                                                       2,286,633
                                                          ------------

       DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                           3,276,922
Accumulated deferred investment tax credits                   513,009
Obligations under capital leases                              184,751
FERC settlement - refund obligation                            35,765
Other regulatory liabilities                                  200,607
Decommissioning                                               714,529
Transition to competition                                     164,486
Regulatory reserves                                           398,195
Accumulated provisions                                        279,192
Other                                                         655,277
                                                          ------------
TOTAL                                                       6,422,733
                                                          ------------

Long-term debt                                              6,885,702
Preferred stock with sinking fund                              69,650
Preference stock                                              150,000
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures            215,000

                SHAREHOLDERS' EQUITY
Preferred stock without sinking fund                          335,961
Common stock, $.01 par value, authorized 500,000,000
   shares; issued 247,172,239 shares in 2000                    2,472
Paid-in capital                                             4,636,474
Retained earnings                                           2,814,499
Accumulated other comprehensive loss:
   Cumulative foreign currency translation adjustment        (69,489)
   Net unrealized investment losses                           (9,958)
Less - treasury stock, at cost (14,962,294 shares in 2000)    377,450
                                                          ------------
TOTAL                                                       7,332,509
                                                          ------------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $23,362,227
                                                          ============


*Totals may not foot due to rounding.